                                                                   EXHIBIT 10.24

                                INDUSTRIAL SPACE
                                      (Net)


THIS LEASE, dated April 1, 1995 for reference purposes only, is made by and between PNB Investors ("Landlord"), and Tessera Corporation ("Tenant"), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the "Effective Date of this Lease").

                                   REFERENCES

        1.1. REFERENCES: All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

A. Tenant's Address for Notices:            Tessera Corporation
                                            3099 Orchard Drive
                                            San Jose, CA 95134

B. Tenant's Representative:                 Mr. John Smith, President
   Phone Number:                            (408) 894-0700

C. Landlord's Address for Notices:          PNB Investors
                                            c/o Peterson Investment Company
                                            P. O. Box 1998
                                            San Leandro, CA 94577

D. Landlord's Representative                Norman Nason
   Phone Number                             (408) 249-8100, Extension 306

E. Intended Commencement Date:              April 1, 1995

F. Term:                                    5 years

G. Lease expiration Date:                   March 31, 2000

H. Tenant's Punchlist Period:

I. First Month's Rent:                      $28,500.00

J. Last Month's Rent:                       $37,670.00

K. Tenant's Security Deposit:               $28,500.00

L. Late Charge Amount:                      $500.00

M. Tenant's Required Liability Coverage:    $1,000,000.00 single occurrence limit

N. Tenant's Number of Parking Spaces:       First 24 months of term:
                                            Non-exclusive use of 100 parking spaces
                                            Last 36 Months of Term:
                                            100% of building parking

O. Brokers:                                 None

P. Building                                 The building in which the Premises are
                                            located, consisting of 51,105 square
                                            feet, the address of which is 3099
                                            Orchard Drive, San Jose, California
                                            95134.

Q. Tenant's Share of Taxes, Insurance,      First 24 months of Term: 74.35%
   Common Area Maintenance                  Last 36 months of Term: 100%

R. "Premises" or "Building"                 First 24 months of Term: (plus or
                                            minus) 38,000 sq. ft.
                                            Last 36 months of Term: (plus or
                                            minus) 51,105 sq. ft.

                                 LEASE AGREEMENT

1. PARTIES. The parties to this Lease Agreement (the "Lease") dated February 20, 1995, are PNB, (hereinafter referred to as "Landlord") and Tessera (hereinafter referred to as "Tenant").

2.      PROPERTY LEASED.

        A. PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord upon the terms and conditions as set forth herein the following property (hereinafter referred to as the "Premises").

                1. SPACE. Approximately 51,105 square feet of space to be contained within that concrete tilt-up building shown as out-lined in red in Exhibit A of this lease, together with exclusive rights over the parking areas shown as marked, on Exhibit B and non-exclusive rights of ingress and egress over the common areas of the land described in Exhibit B of this lease. It is specifically understood that any references to the "Land" are for convenience only, and that such reference is in no way intended to create a separate parcel of property relative to the space hereby leased and that Tenant's right to the land shall be for purposes of parking, non-exclusive ingress and egress only, such right being necessary for the proper utilization of the improvements as herein described.

                2. BUILDING SYSTEMS; COMPLIANCE WITH LAWS: Notwithstanding anything to the contrary contained in this Lease, as of the Commencement Date, the Building Systems pertaining to the 19,000 sq. ft. not occupied currently by Tessera (as defined in Paragraph 15.B. of this Lease) shall be in good order and repair and in good operating condition. If, within sixty (60) days after the Commencement Date, any Building System within the 19,000 square feet is not in good working order and repair, Tenant shall so notify Landlord, and Landlord shall repair the Building System, at no cost to Tenant, as soon as is reasonably practicable. Also notwithstanding anything to the contrary contained in this Lease, as of the Commencement Date, the Premises, the Building and the Land shall conform to all requirements of covenants, conditions, restrictions and encumbrances ("CC&R's"), all underwriters' requirements, and all rules, regulations, statutes, ordinances, laws and building codes (including, without limitation, the Americans with Disabilities Act of 1990) (collectively, "Laws") applicable thereto. Tenant shall not be required to construct or to pay the cost of complying with any CC&R's, underwriters' requirements or Laws requiring construction of improvements in the Premises which are properly capitalized under generally accepted accounting principles, unless such compliance is necessitated solely because of Tenant's particular use of the Premises.

                3. PHASED OCCUPANCY. Notwithstanding anything to the contrary contained in this Lease, the parties acknowledge that, during the first twenty-four (24) months of the Term, Tenant shall occupy approximately thirty-eight thousand (38,000) square feet of the Building, and that, commencing on the first day of the twenty-fifth (25th) month of the Term and continuing through the Lease Expiration Date, Tenant shall occupy the remaining thirteen thousand one hundred five (13,105) square feet of the Building ("Additional Space"), for a total of fifty-one thousand one hundred five (51,105) square feet. Rent during both periods shall be as set forth in Paragraph 5.13. hereof. During the first twenty-four months of the Term, Landlord shall have the right to sublease the Additional Space to a third party so long as the term of the sublease does not extend beyond the last day of the twenty-fourth (24th) month of the Term. If Landlord has not delivered the Additional Space to Tenant forty-five (45) days after the last day of the twenty-fourth (24th) month of the Term, Tenant shall have the option to terminate its obligation to lease the Additional Space. On the date that Landlord delivers the Additional Space to Tenant, the Additional Space shall be in the condition required by Paragraph 2.A.2. hereof. Notwithstanding the foregoing, Tenant's obligation to pay rent for the Additional Space shall not arise until the date that Landlord delivers the Additional Space to Tenant.

3. TERM. The term of this Lease shall be for a period of five (5) lease years. The term "Lease Years" as used herein shall be a period of twelve (12) successive calendar months, except that if the term commences on a day other than the first day of a calendar month, then the initial fractional month together with the next succeeding twelve (12) calendar months shall constitute the first Lease Year.

        The term of this Lease shall commence upon ("Commencement Date"):
____________, 1995.

4. USE OF PREMISES: Tenant shall use the Premises only in conformance with applicable laws for any lawful activity including the manufacturing, wet processing, research and development, marketing, processing, storage and distribution of electronic equipment and components, and requisite office use therewith, excluding manufacturing or storage activities outside of an enclosed structure.

5.      RENT.

      A. BASIC. Tenant shall pay Landlord as rental the sums set forth in subparagraph B below (the "Monthly Installment") each month in advance on the first day of each month, commencing on the Commencement Date and continuing through the term of this Lease, together with such additional rents as are hereinafter specified. In the event that the Commencement Date is not on the first day of a calendar month, the monthly rent payable on the Commencement Date shall be equal to the product obtained by multiplying the Monthly Installment by the quotient obtained by dividing thirty (30) into the number of days remaining in such calendar month.

        Said rental shall be paid by Tenant without deduction or offset, prior notice or demand (except as otherwise provided herein) at such place or places as may be noticed from time to time by Landlord, and Landlord agrees to accept as rental for the use and occupancy of the Premises said amount.

        B. MONTHLY INSTALLMENT. The Monthly Installment of rent payable for the first two (2) Lease Years (24 months), shall be the sum of Twenty Eight Thousand Five Hundred and no/100 ($28,500.00) dollars per month and for the next three (3) years (25 to 60 months) shall be the sum of Thirty Seven Thousand

Six Hundred Seventy and no/100 ($37,670.00) dollars per month. Such Monthly Installment is based upon a leased premise of 38,000 square feet at a rental rate of $0.75 per square foot for the first twenty four (24) months of the lease term and a 51,105 sq. ft. lease rate of $0.74 per square foot for the final thirty-six (36) months of the lease term. The first Monthly Installment shall be due upon the signing of this Lease by all parties hereto.

        C. LATE CHARGES. In the event Tenant fails to pay the basic rent or Additional Rent within ten (10) business days of having been notified by Landlord in writing of it's being due, Tenant agrees to pay a late charge of Five Hundred and no/100 ($500.00) dollars which is not a penalty, but Landlord and Tenant agree that in the event of a late installment it would be impractical or extremely difficult to determine the extra expenses caused Landlord by such late installment and therefore the parties agree that said late charge of Five Hundred and no/100 ($500.00) represents a reasonable compensation to Landlord for such late installment. In no event shall a late charge be assessed before the 10th business day following the date at which written notification by Landlord is given.

        D. ADDITIONAL RENT. All taxes, charges, costs and expenses which Tenant is required to pay hereunder, together with all interest and penalties that may accrue thereon, in the event of Tenant's failure to pay such amounts, and all damages, reasonable costs, and expenses which Landlord may incur by reason of any default of Tenant or failure on Tenant's part to comply with the terms of this Lease, shall be deemed to be additional rent ("Additional Rent") and, in the event of non-payment by Tenant, Landlord shall have all the rights and remedies with respect thereto as Landlord has for the non-payment of the rent.

        Any payment due from Tenant to Landlord, specifically including but not limited to the Monthly Installment and Additional Rent (excluding late charges), shall bear simple interest at the lesser of the rate of ten percent (10%) per annum or the maximum rate permitted by law ("interest rate") from date of receipt of Landlord's written notice thereof to the date of payment.

6. NO ABATEMENT OR TERMINATION OF RENT. It is the intention of the parties that, except as specifically set forth in Article 17 entitled "Condemnation,"
Article 16 entitled "Damage and Destruction," and Article 14 entitled "Utilities," Tenant shall, in all months of the Lease Term, pay to Landlord the rent, Additional Rent and all other sums required herein. Tenant's obligations and covenants, specifically including, without limitation, Tenant's obligation to pay the rent, Additional Rent and all other sums required herein, shall be absolute and shall not be subject to any abatement, refund, termination, diminution or reduction for any cause or reason whatsoever, save and except as set forth in Articles 14, 16, 17. Tenant's obligation and covenants shall not be affected or discharged by virtue of or because of any present or future governmental laws or ordinances, except to the extent such laws or ordinances are found to be unenforceable.

7. SECURITY DEPOSIT. Upon the execution of this Lease by Tenant, Tenant shall deposit with Landlord the sum of Twenty Eight Thousand Five Hundred and no/100 ($28,500.00) dollars ("security deposit") to secure the faithful performance by Tenant of each term, covenant and condition to be performed or kept by

Tenant under this Lease. If Tenant shall at any time fail to keep, and perform any term, covenant and condition on its part to be made or performed or kept under this Lease, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation under this Lease, use, apply, or retain the whole or any part of the security deposit (1) to the extent of any sum due to Landlord, or (2) make any required payment on Tenant's behalf, or (3) to compensate Landlord for any loss, damage, attorney's fees, or expense sustained by Landlord due to Tenant's default. In such event, Tenant shall, within three (3) business days of written demand by Landlord, remit to Landlord sufficient funds to restore said security deposit to its original sum. No interest shall accrue on the security deposit. Should Tenant comply with all of said terms, covenants and conditions and promptly pay all of the rental herein provided as it falls due, and at the end of the term of this Lease leave the Premises in the conditions required by the terms of this Lease, then said security deposit shall be returned to Tenant within fourteen (14) days following the termination of this Lease and vacancy of the Premises by Tenant.

8. POSSESSION. Tenant agrees that in the event of the inability of Landlord to deliver to Tenant possession of the Premises at the Commencement Date, Landlord shall not be liable for any damages caused thereby, nor shall this Lease be void or voidable, but Tenant shall not be liable for rents until such time as Landlord offers to deliver possession of said Premises to Tenant.

9. INSPECTION AND ACCESS. Tenant shall permit Landlord and Landlord's agents to enter the Premises at all reasonable times and with twenty-four (24) hours' prior notice (except in the case of emergency, in which case no notice shall be required) for the purposes of inspecting the same, or for the purpose of making repairs that Tenant has neglected or refused to make in accordance with this Lease; and also for the purpose of showing the same to persons wishing to lease at any time within one hundred eighty (180) days prior to the expiration of this Lease, or at any reasonable time for the purpose of showing the Premises to a prospective purchaser or lender. Notwithstanding the foregoing, any entry by Landlord or Landlord's agents shall not impair Tenant's operations more than reasonably necessary, and Tenant shall have the right to have an employee accompany Landlord or its agents at all times that Landlord or its agents are present on the Premises.

10.     TAXES AND OTHER CHARGES.

        A. Tenant shall pay and discharge, punctually and when same shall become due and payable without penalty, Tenant's Share of all real estate taxes, personal property taxes, taxes based on vehicles utilizing parking areas in the Premises, taxes computed or based on rental income (other than federal, state and municipal income taxes), environmental surcharges, privilege taxes, excise taxes, business and occupation taxes, gross sales and/or use taxes, excise taxes, business and occupation taxes, gross sales and/or use taxes, occupational license taxes, water and sewer charges, assessments (including, but not limited to, assessments for public improvements or benefit; and all other governmental impositions and charges of every kind and nature whatsoever, whether or not now customary or within the contemplation of the parties hereto and regardless of whether the same shall be extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing (all of the foregoing being hereinafter collectively called "Tax" or "Taxes") which, at any time during the Lease Term, shall be applicable to the Premises or assessed, levied or imposed upon the Premise, or any part thereof, under or by virtue of any present or future laws, statutes, ordinances, regulations or other requirements of any governmental authority whatsoever. The term "Environmental Surcharges" shall include any and all expenses, taxes, charge or penalties imposed by the Federal Environmental Protection Agency, the Federal Clean Air Act or any regulations promulgated thereunder, or any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments or other types of surcharges as a means of controlling or abating environmental pollution in regard to Tenant's particular use, operation or occupancy of the Premises. It is the intention of the parties that Landlord shall be free from all such expenses and all such taxes and all other governmental impositions and charges of every kind and nature whatsoever. Nothing in this Lease contained shall require Tenant to pay any franchise, estate, inheritance, gift, transfer, excess profits tax imposed upon Landlord; provided, however, that if at any time during the Lease Term there should be levied, assessed and imposed (i) a tax, assessment, levy, imposition or charge, wholly or partially as a capital levy or otherwise, based or measured in whole or in part on the rent payable by Tenant under this Lease, or (ii) a license fee measured by the rent payable by Tenant under this Lease, or (iii) any other levy in lieu of or equivalent to any Tax set forth in this Article 10, then all such taxes, assessments, levies, fees, impositions, or charges shall be paid by Tenant and shall be deemed to be included within the term "Tax" for the purposes hereof.

        B. If by law Tenant's share of any Tax is payable or may, at the option of the taxpayer, be paid in installments, Tenant may whether or not interest shall accrue on the unpaid balance thereof, pay the same, and any accrued interest on any unpaid balance thereof, in installments as each installment becomes due and payable, but in any event, before any fine, penalty, interest or cost may be added thereto for non-payment of any installment or interest.

        C. Tenant's share of any Tax relating to a fiscal period of a taxing authority, a part of which is within the Lease Term and a part of which is subsequent to the Lease Term, shall be apportioned and adjusted between Landlord and Tenant based upon a 365-day year. Such apportionment shall be made whether or not Tenant's share of such Tax shall be assessed, levied, imposed, or shall become a lien upon the Premises or shall become payable during the Lease Term. With respect to any Tax for public improvements or benefits which by law is payable or, at the option of the Landlord, may be paid in installments, Landlord shall pay the installments thereof which become due and payable subsequent to the expiration of the Lease Term; and Tenant shall pay Tenant's share of all such installments which become due and payable at any time during the Lease Term even though actual payment is postponed beyond the end of the Lease Term by Tenant.

        D. Tenant shall furnish to Landlord five (5) business days prior to the last date when any Tax will become delinquent, official receipts or other proof satisfactory to Landlord evidencing payment of Tenant's share thereof, subject to Paragraph E below.

        E. Tenant shall have the right to contest or review the amount or validity of any such Tax by appropriate legal proceedings (but which is not to be deemed or construed in any way as relieving, modifying or extending Tenant's covenant to pay Tenant's share of any such Tax at the time and in the manner as provided in this Article), on condition, however, that if Tenant's share of such contested Tax is not paid beforehand and if such legal proceedings shall not operate to prevent or stay the collection of Tenant's share of the Tax so contested, then before instituting any such proceeding, Tenant shall furnish to Landlord a cash deposit or bond as security for the payment of Tenant's share of such Tax in an amount sufficient to pay such Tax, together with all interest and penalties in connection therewith, and all charges that may or might be assessed against or be charged on the Premises in said proceedings.

        F. Any contest as to the validity or amount of Tenant's share of any Tax or assessed valuation upon which Tenant's share of such Tax was computed or based, whether before or after payment, shall be made by Tenant in Tenant's own name, or, if required by law, in the name of the Landlord or both Landlord and Tenant. Landlord shall cooperate in any such contest, and Tenant shall indemnify and save harmless Landlord from any and all costs or expenses, including attorney fees, in connection with any such proceedings brought by Tenant. Tenant shall be entitled to any refund of Tenant's share of any such Tax and penalties or interest thereon which have been paid by Tenant.

        G. The certificate, advice or bill of the appropriate official (designated by law to make or issue the same or to receive payment of Tenant's share of any such Tax) of the non-payment of Tenant's Share of any such Tax, shall be conclusive of the fact that Tenant's share of such Tax was due and unpaid at the time of the making or issuance of such certificate, advice or bill.

        H. In the event that Tenant shall fail to pay Tenant's share of any such Tax or other expense which might create a lien against the real property, required to be paid after the same shall become due and payable, and Tenant has not provided Landlord with a cash deposit or bond as required in Paragraph 10(E) above, Landlord shall have the right, at its option, to pay the same with all interest and penalties thereon, and the amount so paid, with interest thereon from the date of such payment by Landlord at the Interest Rate, shall be deemed to be Additional Rent hereunder and shall be due and payable by Tenant on the first day of the month following the month in which payment by Landlord was made. Landlord's right to make payment under this Paragraph H is a cumulative right and shall not be construed to be a waiver of any other rights of Landlord under law or under this Lease Agreement.

11.     INSURANCE.

        A. Landlord shall, during the Lease Term, at Tenant's sole expense, procure and keep in force the following insurance coverage for the Building, subject to the ordinary and reasonable deductible amount for such insurance, Tenant's share of $2,000.00, which amount shall be Tenant's expense.

                1. "All Risk" coverage, including flood insurance but not including earthquake insurance on the Premises and all improvements, building equipment and fixtures and personal property affixed or attached to the Premises, including any improvements or fixtures hereinafter constructed or installed thereon, in the full amount of the replacement cost thereof. Such full replacement cost shall be determined by mutual agreement as of the Commencement Date and if applicable, at the commencement of the Extension Term, based on actual changes in replacement cost. If the parties are unable to agree on the full replacement cost, the matter shall be resolved by arbitration administered by and in accordance with the rules of the American Arbitration Association in San Jose, California, using one arbitrator acceptable to Landlord and Tenant, provided that the arbitrator selected shall have at least 10 years experience in the real estate appraisal business.

                2. Business interruption insurance insuring that one hundred percent (100%) of the rent and other sums required to be paid by Tenant hereunder will be paid to Landlord for a period of twelve (12) months if the Premises are destroyed or damaged by a risk insured against by the "all risk" insurance described above.

        B. Tenant shall, during the Lease Term, at Tenant's sole expense, procure and keep in force the following insurance coverage:

                1.      Plate glass insurance.

                2. Comprehensive public liability insurance protecting against any and all liabilities related to the condition, use or occupancy of the Premises with limits of One Million Dollars ($1,000,000) for bodily injury or death as a result of any one occurrence, and Five Hundred Thousand and no/100 ($500,000.00) for property damage as a result of any one occurrence.

        C.      All insurance policies required under the provisions of this
Article 11 which are to be acquired by Tenant, shall name the Landlord, and the beneficiary of any mortgage or deed of trust secured by the Premises as additional insureds and all payments shall be made as their interest appear.

        D. All policies provided for in this Article 11 which are to be acquired by Tenant, shall be in such form and with such companies authorized to write insurance in the state in which the Premises are located as reasonably may be approved by Landlord, which approval Landlord agrees not to unreasonably withhold. Originals of the policies provided for herein or, in the case of comprehensive public liability insurance, certificates of insurance evidencing the policy provided for herein, shall be delivered to landlord and shall certify that the policy may not be canceled or altered without ten (10) days prior written notice to Landlord. The certificate required herein shall also certify that (i) the coverage provided insures performance of the indemnity set forth in
Article 12, and (ii) the coverage provided is primary and any coverage by Landlord is in excess thereto.

        E. In those situations whereby Landlord shall obtain and maintain such insurance coverage and pay premiums therefor, Tenant's share of all premiums so paid by Landlord, together with interest thereon at the Interest Rate from the

30th day following the billing of Tenant for such costs, shall be deemed Additional Rent hereunder, and shall be paid by Tenant to Landlord upon demand.

        F. In the event that Tenant fails to obtain and maintain any insurance required herein, Landlord may, but shall not be obligated to, obtain and maintain such insurance coverage and pay premiums therefor. All premiums so paid by Landlord, together with interest thereon at the Interest Rate from the date of such payment, shall be deemed Additional Rent hereunder, and shall be paid by Tenant to Landlord upon demand. In addition, Landlord may recover from Tenant, and Tenant agrees to pay as Additional Rent to Landlord, any and all reasonable expenses (including reasonable Attorney's fees) and damages such Landlord may have sustained by reason of the failure of Tenant to obtain and maintain such insurance, it being expressly declared that the expenses and damages of Landlord shall not be limited to the amount of premiums thereon. Any such expenses and damages shall bear interest at the Interest Rate from the date that the loss or damage occurs until paid by Tenant.

12. INDEMNITY AND EXCULPATION. Except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees, contractors or invitees, Tenant agrees to indemnify Landlord and hold Landlord harmless from any and all liability, loss, cost, expenses, reasonable attorney's fees, or obligations on account of, or arising out of the use, condition or occupancy of the Premises by Tenant, Tenant agrees to defend Landlord against any litigation or threatened litigation relating to any such incident to which the Landlord is named as a defendant. It is understood that, except as otherwise provided in this Paragraph, Landlord shall in no event be responsible or liable for any injury or damage to any property of Tenant or any other person, or for damage or injury to any other person whatsoever, happening on, in, about or in connection with the premises, or for any injury or damage to the Premises or any part thereof. This Lease is entered into on the express condition that, except as otherwise provided in this Paragraph, Landlord shall not be liable for, or suffer loss by reason of, injury to person or property, from whatever cause, which in any way may be connected with the use, condition or occupancy of the premises or personal property therein or thereon, including without limitation, any liability for injury to the person or property of Tenant, Tenant's agents, officers, employees, invitees, or any other person, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees, contractors or invitees. The provisions of this Lease permitting Landlord to enter and inspect the Premises are for the purposes of enabling Landlord to become informed as to whether Tenant is complying with the terms of this Lease, and Landlord shall be under no duty to enter and inspect or to perform any of Tenant's covenants set forth is this Lease Agreement. Notwithstanding anything in this Paragraph 12 to the contrary, however, the Landlord shall be responsible for the negligence or willful misconduct of Landlord, its agents, employees, contractors or invitees relating to any of the circumstances set forth herein. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be released from, and shall indemnify, defend, protect and hold harmless Tenant from, all damages, liabilities, judgments, actions, claims, attorneys' fees, consultants' fees, payments, costs and expenses arising from the negligence or willful misconduct of Landlord or its agents, employees, contractors or invitees; Landlord's violation of Law; or a breach of Landlord's obligations or representations under this Lease.

13.     COMPLIANCE WITH LAWS AND REGULATIONS.

        A. Tenant shall, at Tenant's sole cost, comply with all laws, regulations, rules, orders, ordinances and requirements of all governmental authorities (including, but not limited to, federal, state, county and city governments and any department or agency thereof) now in force or which may hereafter be in force, whether or not the same are now contemplated by the parties pertaining to Tenant's particular use, occupancy or occupational safety of the Premises. The judgment of any court of competent jurisdiction after final appeal or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, requirement, rule, order, ordinance or regulation in the use, or occupancy of the Premises shall be conclusive of the fact of such violation by Tenant. Except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees, contractors or invitees, Tenant shall indemnify and hold Landlord harmless from any and all liability, penalty, loss, cost, expense, attorney's fee, or obligation arising out of Tenant's failure to comply with any requirement, law, rule, order, ordinance and regulation of any governmental agency now or hereafter in force pertaining to Tenant's particular use, occupancy or occupational safety of the Premises. Tenant shall not be required to construct or to pay the cost of complying with any requirement, law, rule, order, ordinance or regulation requiring construction of improvements in the Premises which are properly capitalized under generally accepted accounting principles, unless such compliance is necessitated solely because of Tenant's particular use of the Premises.

14. UTILITIES. Tenant shall pay all utility charges and connection fees, including, but not limited to, water, gas, light, heat, power, electricity, telephone or other communication service, scavenger, trash pickup, sewer, air conditioning or any other service or utility supplied to or consumed on the Premises, or any tax, fee, levy or surcharge therefor. If any such service or utility is not separately metered to the Premises, and the charges incurred during the first twenty-four months of the Term relate to the entire Building, Tenant shall pay to Landlord Tenant's Share of the cost of such service or utility, together with interest thereon at the Interest Rate from the thirtieth
(30th) day following Tenant's receipt of the documentation therefor. Notwithstanding anything to the contrary contained in this Lease, if the Premises should become not reasonably suitable for Tenant's use as a consequence of fire, casualty, exercise of eminent domain, cessation of utilities or other services, interference with access to the Premises, legal restrictions or the presence of any Hazardous Material not stored, used, transported, handled or disposed of by Tenant or its agents in or about the Premises in violation of Hazardous Materials Laws, and in any of the foregoing cases the interference with Tenant's use of the Premises persists for seven (7) consecutive calendar days, then Tenant shall be entitled to an equitable batement of rent and Additional Rent to the extent of the interference with Tenant's use of the Premises occasioned thereby.

15.     ALTERATIONS, REPAIRS AND MAINTENANCE.

        A. Subject to the provisions of Article 16 relating to destruction of or damage to the Premises, during the period that Tenant leases the entire building, Tenant shall, at Tenant's own expense, keep and maintain the entire Premises including, without limited the generality of the foregoing, the roof, exterior, interior, electrical wiring and connections, plumbing, sewer system, heating and air-conditioning installation, truck doors, storefront, and Tenant's Share of the common area, sidewalks, landscaping and paving of the Premises (collectively "Building Systems") in good condition and repair, excepting ordinary wear and tear, acts of God, casualty, condemnation, alterations with respect to which Landlord has not reserved the right to require removal and Hazardous Materials not used, stored, transported, disposed of or handled by Tenant or its agents, employees, contractors and invitees in violation of Hazardous Materials Laws excepted. Notwithstanding anything to the contrary contained in this Paragraph, until such time as Tenant occupies the entire Building, (i) Landlord shall be responsible for all such maintenance and other obligations which are structural in nature, affect the Building Systems or affect the exterior of the Building and any common area maintenance (such as the roof, landscaping or repaving of the parking areas) and Tenant shall pay as Additional Rent Tenant's Share of such costs within twenty (20) days after receipt of Landlord's invoice therefor (except that any maintenance which is necessitated by Tenant's violation of this Lease [after passage of the applicable cure period] or by Tenant's negligence or willful misconduct shall be performed at the sole cost and expense of Tenant); and (ii) Tenant shall be responsible for all obligations not covered under (i) above, including without limitation, all non-structural interior repairs to the Premises. The term "repair" shall include replacements, restorations, and/or renewals when necessary, as well as painting and decorating. Notwithstanding anything to the contrary contained in this Lease, Landlord shall be responsible for all replacements of Building Systems, and Tenant shall pay to Landlord in any one Lease Year, as Additional Rent, only Tenant's Share of the annual amortized cost of the replacement based on its useful life determined in accordance with generally accepted accounting principles. Except as otherwise provided, and subject to the provision of Paragraph 2.A.2. hereof, Tenant's obligation shall extend to all alterations, additions and improvements to the Premises, all fixtures and appurtenances therein and thereto, all equipment thereof, including, but not limited to, all engines, boilers, elevators, machinery, pipes, plumbing, wiring, gas, steam and electrical fittings, sidewalks, paving, water, sewer and gas connections, heating equipment, air conditioning equipment and machinery, and all other fixtures, machinery and equipment belonging to or connected with the Premises. Except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees, contractors or invitees, Tenant shall indemnify and save Landlord harmless against and from all costs, Expenses, liabilities, losses, injuries, damages, suits, fines, penalties, claims, and demands, including reasonable attorneys' fees, resulting from Tenant's failure to comply with the foregoing; and Tenant hereby expressly releases and discharges Landlord of and from any liability therefor.

        B. Landlord shall, at the request of Tenant, assign to Tenant any guarantees and warranties received from contractors or equipment suppliers relating to the construction of the Building.

        C. Tenant waives the provisions of any law requiring that Landlord make repairs, and further waives the provisions of any law allowing Tenant to make repairs at the expense of Landlord.

        D. At the expiration of the term of this Lease, or upon sooner termination as provided herein, Tenant shall surrender the Premises to the Landlord and in as good order and condition as at the commencement of the Lease Term, normal wear and tear, casualty, condemnation, alterations with respect to which Landlord has not reserved the right to require removal and Hazardous Materials not used, stored, transported, disposed of or handled by Tenant or its agents, employees, contractors and invitees in violation of Hazardous Materials Laws excepted, and all carpeting shampooed and vinyl floors cleaned and waxed. Nothing provided in this subparagraph shall diminish or reduce Tenant's obligations under subparagraph A through D above. Tenant shall be entitled to remove its trade fixtures at the termination of this lease, but agrees to repair any damage caused thereby and to restore the area to its original condition insofar as is possible.

16.     DAMAGE AND DESTRUCTION

        A. If the Premises are damaged or destroyed in whole or in part from any cause (except condemnation), then within one (1) week of the damage or destruction, the Landlord and the Tenant shall mutually agree upon and shall hire an independent consultant to review the damage to the building and to render an unbiased opinion in a written report on the length of time and the cost of rebuilding the Premises. Whereon, Landlord may, at its option:

                1. Rebuild the Premises to the condition existing immediately prior to the damage or destruction, in which event Tenant agrees that the proceeds of any and all insurance policies required hereinabove shall be applied to the cost of rebuilding. In the event the insurance proceeds exceed the cost of rebuilding, Landlord and Tenant shall be entitled to receive the excess, as their interests may appear.

                2. Terminate the Lease provided that the rebuilding cannot be accomplished within one hundred eighty (180) days after the date of damage or terminate the Lease should there be no insurance proceeds available for reconstruction. Provided, however, that in the event that insurance proceeds are insufficient to rebuild the Premises, Tenant may, at Tenant's option, pay to Landlord in cash no later than the date of commencement of construction the difference between the insurance proceeds and the contracted cost of rebuilding, in which case Landlord agrees to rebuild the Premises.

                3. Notwithstanding the provisions of paragraph (1) and (2) above, Tenant may, by giving Landlord sixty (60) days prior written notice, terminate the Lease if the Premises cannot be replaced or restored (based on the consultant's report) within one hundred eighty (180) days after the date of damage or is not replaced or restored within one hundred eighty (180) days after the date of damage. If the damage or destruction occurs during the last twelve (12) months of the term, then either Tenant or Landlord may terminate this lease.

        B. If Landlord does not give Tenant notice in writing within forty-five (45) days from the damage or destruction of the Premises of Landlord's election to rebuild them, Landlord shall be deemed to have elected to rebuild the Premises and continue the Lease. Tenant hereby expressly waives the provisions of any law requiring Landlord to make such repairs, or of any law allowing the Tenant to make such repairs at Landlord's expense and, without limiting the foregoing, Tenant specifically waives any statutes which permit Tenant to terminate this Lease upon destruction or to make repairs at the expense of Landlord.

        C. In the event of damage or destruction, whether from an insured or uninsured casualty, the rent and Additional Rent otherwise payable hereunder shall be abated for the period commencing with the date of damage or destruction and ending with (1) the date of completion of the repair or restoration, if the lease is not terminated or (2) the date of termination of the Lease. The amount of the abatement shall be calculated by dividing the rentable area of the portion of the Premises affected by the damage or destruction by the Premises rentable area.

17.     CONDEMNATION.

        A.      DEFINITION OF TERMS. For the purpose of this Lease the term:

                1. "Taking" means a taking of the Premises or damage thereto related to the exercise of the power of eminent domain and includes a voluntary conveyance under threat of condemnation, in lieu of court proceedings, to any agency, authority, public utility, persons or corporate entity empowered to condemn property.

                2. "Total Taking" means the taking of the entire Premises or so much of the Premises as to prevent or substantially impair the use thereof by Tenant for the uses herein specified, but in no event shall Total Taking be less then twenty percent (20%) of the Premises.

                3. "Partial Taking" means the taking of only a portion of the Premises which does not constitute a Total Taking.

                4. "Date of Taking" means the date upon which title to the Premises, or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor.

                5. "Award" means the amount of any award made, consideration paid, or damages ordered as a result of a Taking.

        B. RIGHTS. The parties agree that in the event of a Taking all rights between them or in and to an Award shall be as set forth herein and Tenant shall have no right to any Award except as set forth herein. Except as otherwise provided herein and unless and until the Lease is terminated pursuant to the provisions of this Lease, Tenant shall continue to pay to Landlord all rent required in this Lease, and Tenant shall faithfully keep and observe all other terms, conditions, and covenants of this Lease, all without any claim for any abatement, refund, diminution or reduction or other expense whatsoever, and there shall be no abatement of rent whatsoever due to the commencement or threat of commencement of condemnation proceedings or due to any other cause whatsoever (except as provided in Paragraphs C and D below).

        C. TOTAL TAKING. In the event of a Total Taking during the term hereof (i) the rights of Tenant in and to the Premises shall cease and terminate as of the Date of Taking, (ii) Landlord shall refund to Tenant any prepaid rent,
(iii) Tenant shall pay to Landlord any rent or charges due Landlord under the Lease each prorated as of the Date of Taking, (iv) Tenant shall be entitled to moving expenses, relocation allowances, good will and amounts for any award made specifically for interior improvements installed and paid for by Tenant, and trade fixtures which have not become affixed to and become part of the real property, if separately awarded, (v) the remainder of the Award shall be paid to and be the property of Landlord.

        D. PARTIAL TAKING. In the event of a Partial Taking during the term hereof, (i) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking, (ii) Tenant shall be allowed any award made specifically for interior improvements installed and paid for by Tenant which improvements did not replace improvements made and paid for by Landlord, (iii) Tenant shall be entitled to amounts for moving expenses, relocation costs, good will, any award made specifically for interior improvements installed and paid for by Tenant and amounts for trade fixtures which have not become affixed to and become a part of the real property, if separately awarded, (iv) Tenant shall, comply with the provisions of subparagraph E hereof, (v) the remainder of the award shall be paid to and be the property of Landlord, and (vi) from and after the Date of Taking, the rent and Additional Rent shall be reduced in the proportion that the building area of the portion of the Premises taken bears to the total building area of the Premises prior to the Taking.

        E. In the event of a Partial Taking, Landlord shall have the option to either (a) terminate the Lease, or (b) within forty-five (45) days after receipt of the Award proceed to rebuild, repair and restore the remainder of the Building or the Premises affected thereby to a complete independent and self-contained architectural unit. Notwithstanding the foregoing sentence, in the event the Partial Taking causes the Premises to be reduced in such a manner that the Tenant is unable to utilize said Premises for the use intended, then Tenant may terminate this Lease within forty-five (45) days after receipt of the Award upon written notice to Landlord as more specifically set forth under
Article 25.

18.     SUBORDINATION.

        A. This Lease and all rights of Tenant under this Lease are and shall, at the option of Landlord, be subject and subordinate to any mortgage (including a consolidated mortgage) or deed of trust, which may now or hereafter effect the Premises, or any part thereof, and to any and all renewals, modifications, consolidations, replacements and extensions of any such mortgage or deed of trust. Not withstanding the above, however, Landlord and Tenant agree that Tenant shall:

                1.      not be a party to any foreclosure action;

                2. not be disturbed as to possession unless Tenant shall be in material, uncured default of the lease; and

                3. be indemnified by Landlord as to damages incurred by Tenant by such subordination

        B. Subject to Paragraph A above, Tenant shall, upon Landlord's request, execute within ten (10) business days following such request (1) any reasonable instrument of subordination presented by Landlord to Tenant necessary to subordinate this Lease to any such mortgage or deed of trust to be placed on the Premises, or any part thereof by Landlord and (2) any reasonable amendment to this Lease requested by any lender providing financing for the Building provided that any such amendment does not materially affect the rights of Tenant or materially increase the obligations of Tenant or materially decrease the rights of Tenant under this Lease.

19.     BREACH BY TENANT

        A. Upon the breach of this Lease by Tenant or upon any Event of Default (as defined in this Lease), Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, to which Landlord may resort cumulatively, or in the alternative:

                1. Landlord may at Landlord's election reenter the Premises, and without terminating this Lease, and at any time from time to time, relet the Premises or any part or parts of them for the account and in the name of Tenant or otherwise. Landlord may at Landlord's election eject Tenant or any of Tenant's subtenants, except subtenants approved in writing by Landlord, assignees, or other persons claming any right under or through this Lease. Tenant shall nevertheless pay to Landlord on the due dates specified in this Lease all the sums required of Tenant under this Lease, plus Landlord's expenses, less the proceeds of any Sublease or reletting. The expenses allowed Landlord shall include without limitation: costs paid to retake possession (including reasonable attorneys' fees), costs to secure new tenants (including broker's commissions and reasonable attorneys' fees), and costs to fulfill all of Tenant's covenants and conditions to the end of the term. No act by or on behalf of Landlord under this subparagraph (1) shall constitute a termination of this Lease unless Landlord gives Tenant written notice of termination.

                2. Landlord shall be entitled, at Landlord's election, to keep the lease in full force and effect and to enforce all of its rights and remedies under the Lease; including the right to recover the rent and other sums as they become due, plus interest at the interest Rate from the due date of each installment of rent or other sum until paid.

                3. Landlord may, upon default or breach by Tenant, at Landlord's election, terminate this Lease by giving Tenant written notice of termination. On the giving of the notice, all of Tenant's rights in the Premises and in the leasehold estate shall terminate. Promptly after notice of termination, Tenant shall surrender and vacate the Premises in broom-clean condition, and Landlord may reenter and take possession of the Premises and eject Tenant or any of Tenant's subtenants and/or Assignees, except subtenants and/or assignees approved in writing by Landlord, or other person or persons claiming any right under or through Tenant or eject some and not others or eject none. This Lease may also be terminated by a judgment specifically providing for termination. Any termination under this paragraph shall not relieve Tenant from the payment of any sum then due to Landlord or from any claim for breach, damages or rent previously accrued. In no event shall any one or more of the following actions by Landlord constitute a termination of this Lease:

                        (i) Maintenance, or restoration, or preservation of the Premises.

                        (ii)    Efforts to relet the Premises;

                        (iii) Appointment of a receiver in order to protect Landlord's interest hereunder.

                        (iv) Consent to any subletting of the Premises by Tenant, whether pursuant to the provisions hereof with concern to subletting or otherwise;

                        (v) Any other action by Landlord or Landlord's agent intended to mitigate the adverse effects of any breach of this Lease by Tenant.

                4.      In the event of termination pursuant to subparagraph
(3), Landlord shall be entitled at Landlord's election to damages in the following sums:

                        (i) The worth at the time of the award of the unpaid rent which has been earned at the time of termination; plus

                        (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                        (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental that Tenant proves could be reasonably avoided; and

                        (iv) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom including without limitation the following:
(1) Expenses for cleaning, repairing and restoring the Premises; (2) Expenses for repairing and repainting and otherwise restoring the Premises for the purpose or reletting, (whether such be funded by a reduction of rent, direct payment or allowance to tenant, or otherwise),(3) Reasonable Broker's fees, attorneys' fees, advertising costs and other expenses of reletting the Premises;
(4) Costs of carrying the Premises such as repairs, restoration, maintenance, taxes and insurance premiums, utilities and security precautions; (5) Expenses in retaking possession of the Premises; and (6) Reasonable Attorneys' fees and court costs.

                        (v) The "worth at the time of Award" of the amounts referred to in subparagraphs (i) and (ii), above, is computed by allowing interest at the rate of ten percent (10%) per annum, unless previously calculated herein. The "worth at the time of Award" of the amount referred to in subparagraph (iii) above, is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of Award plus one percent (1%).

        B. A breach of this Lease shall exist if any of the following events (severally "Event of Default" and collectively "Events of Default") shall occur.

                1. Default shall have occurred in the payment of rent or other payment not made upon the date due; only if written notice has been given and the number of days specified in paragraph 5C. has expired.

                2. Tenant shall have assigned its assets for the benefit of its creditors; or

                3. The sequestration or attachment of, or execution on, any substantial part of the property of Tenant or on any property essential to the conduct of Tenant's business shall have occurred and Tenant shall have failed to obtain a return or release of such property within sixty (60) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier, or

                4. Tenant shall have abandoned or vacated the Premises and failed to pay rent and Additional Rent hereunder; or

                5. Tenant shall have failed to perform any term, covenant or condition contained in this Lease other than nonpayment of monies due Landlord, where such failure shall not have been cured within thirty (30) business days after written notice of such failure; provided that if the failure cannot be reasonably cured within said thirty (30) day period, Tenant shall not be in default if it commences the cure within said thirty (30) day period and diligently prosecutes the cure to completion; or

                6. A court having jurisdiction shall have made or entered any decree or order; (a) adjudging Tenant to be bankrupt or insolvent; (b) approving as properly filed a petition seeking reorganization of Tenant or an arrangement under the bankruptcy laws or any other applicable debtor's relief law or statute of the United States or any State thereof; (c) appointing a receiver, trustee or assignee of Tenant in Bankruptcy or insolvency or for its property; or (d) directing the winding up or liquidation of Tenant; and such decree or order shall have continued for a period of sixty (60) days; or Tenant shall have voluntarily submitted to or filed a petition seeking any such decree or order.

20. HAZARDOUS MATERIALS. Landlord and Tenant agree as follows with respect to the existence or use of Hazardous Materials on the Property:

        A. Any handling, transportation, storage, treatment, disposal or use of Hazardous Materials by Tenant, its agents, employees, contractors or invitees after the Effective Date of this Lease in or about the Premises, Building or Land shall strictly comply with all applicable Hazardous Materials Laws. Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold harmless landlord from and against any and all liabilities, losses, claims, damages, lost profits, consequential damages, interest, penalties, fines, court costs, remediation costs, investigation costs, and other expenses which result from or arise in any manner whatsoever out of the use, storage, treatment, transportation, release, or disposal of Hazardous Materials on or about the Premises, Building or Land by Tenant, Tenant's agents, employees, contractors or Invitees in violation of Hazardous Materials Laws after the Effective Date.

        B. If the presence of Hazardous Materials on the Premises, Building or Land caused or permitted by Tenant, Tenant's agents, employees, contractors, or Invitees in violation of Hazardous Materials Laws after the Effective Date of this Lease results in contamination or deterioration of water or soil or any other part of the Premises, Building or Land then Tenant shall promptly take any and all action necessary to investigate and remediate such contamination. Tenant shall further be solely responsible for, and shall defend, indemnify and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including reasonable attorney's fees and costs, arising out of or in connection with any investigation and remediation (including investigative analysis, removal, cleanup, and/or restoration work) required hereunder to return the Premises, Building or Land to their condition existing prior to the appearance of such Hazardous Materials.

        C. Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning Hazardous Materials which relates to the Premises, Building or Land, and (ii) any contamination of the Premises, Building or Land by Hazardous Materials which constitutes a violation of any Hazardous Materials Law. Tenant acknowledges that Landlord, as the owner of the Premises, Building and Land, at Landlord's election, shall have the sole right at Tenant's expense to negotiate, defend, approve, and/or appeal any action taken or order issued with regard to Hazardous Materials by any applicable governmental authority. Tenant may use small quantities of household and office chemicals such as adhesive, lubricants, and cleaning fluids in order to conduct its business at the Premises and such other Hazardous Materials as are necessary to the operation of Tenant's business of which Landlord receives notice prior to such Hazardous Materials being brought onto the Premises, Building or Land (or any portion thereof) and which Landlord consents in writing may be brought onto the Premises, Building or Land. In granting Landlord's consent, Landlord may specify the location and manner or use, storage, or handling of any Hazardous Material. Landlord's consent shall in no way relieve Tenant from any of its obligations as contained herein. Tenant shall notify Landlord in writing at least ten (10) days prior to Tenant's first bringing any Hazardous Material on the Premises, Building or Land. Tenant shall provide Landlord with a list of all Hazardous Materials and the quantities of each Hazardous Material to be stored, or used, on any portion of the Property, and upon Landlord's request Tenant shall provide Landlord with copies of any and all Hazardous Materials Management Plans, Material Safety Data Sheets, Hazardous Waste Manifests, and other documentation required by Hazardous Materials Laws to be maintained or received by Tenant pertaining to the Hazardous Materials used, stored, or transported or to be used, stored, or transported on any portion of the Premises, Building or Land. At any time during the Lease Term, Tenant shall, within five days after written request therefor received from Landlord, disclose in writing all Hazardous Materials that are being used by Tenant on the Premises, Building or Land (or have been used by Tenant on the Premises, Building or Land), the nature of such use, and the manner of storage and disposal.

        D. Landlord may cause testing wells to be installed on the Land and may cause the ground water to be tested to detect the presence of Hazardous Material by the use of such tests as are then customarily used for such purposes. If Tenant so requests, Landlord shall supply Tenant with copies of such test results. The cost of such tests and of the installation, maintenance, repair and replacement of such wells shall be paid by Tenant if such tests disclose the existence of facts which give rise to liability of Tenant pursuant to its indemnity given in A and/or B above. Landlord at its sole cost may retain consultants to inspect the Property, conduct periodic environmental audits, and review any information provided by Tenant. Tenant shall pay the reasonable cost of fees charged by Landlord and/or Landlord's consultants if such inspections or audits disclose the existence of facts which give rise to liability of Tenant pursuant to its indemnity given in Paragraphs 20.A. and B. above.

        E. Upon the expiration or earlier termination of the Lease, Tenant, at its sole cost, shall remove all Hazardous Materials from the Premises that it brought onto the Premises pursuant to Subparagraph C. hereof and shall, if required by Hazardous Materials Laws, provide a certificate to Landlord from a registered consultant reasonably satisfactory to Landlord, certifying that Tenant has caused no contamination of building(s), soil or ground water in or about the Premises, Building and or Land. If Tenant fails to so surrender the Premises, Building or Land, Tenant shall indemnify and hold Landlord harmless from all damages resulting from Tenant's failure to surrender the Premises, Building or Land as required by this Subsection, including, without limitation, any claims or actual, but not consequential, damages in connection with the condition of the Premises, Building or Land, excluding, damages occasioned by the inability to lease the Premises, Building or Land (or any portion thereof) or a reduction in the fair market and/or rental value of the Premises, Building or Land. If any action is required to be taken by a governmental authority to test, monitor, and/or clean up Hazardous Materials used, stored, handled, transported or disposed of by Tenant or its agents, employees, contractors or invitees in violation of Hazardous Materials Laws from the Premises, Building or Land, and such action is not completed prior to the expiration or earlier termination of the Lease, Tenant shall be deemed to have held over until such time as such required action is completed, and Tenant shall pay rent and Additional Rent in accordance with the terms of Paragraph 24 (Holding Over). In addition, Landlord shall be entitled to all damages directly incurred in connection with such holding over, excluding, without limitation, damages occasioned by the inability to Lease the Premises, Building or Land or a reduction of the fair market value and/or rental of the Premises, Building or Land.

        F. As used herein, the term "Hazardous Materials(s)" means any hazardous or toxic substance, material, or waste, which is or becomes regulated by any federal, state, regional or local governmental authority because it is in any way hazardous, toxic, carcinogenic, mutagenic or otherwise adversely affects any part of the environment or creates risks of any such hazards or effects, including, but not limited to, petroleum; asbestos, and polychlorinated bipheyls and any material, substance, or waste (a) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law); (b) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley Tanner Hazardous Substance Account Act); (c) defined as "hazardous material", "hazardous substance" or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory); (d) defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substance); (e) defined as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 United States Code Sections 1251 et sq. (33 U.S.C. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. 1317); (f) defined as "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 United States Code Section 6901 et. seq. (42 U.S.C. 6903); or (g) defined as "hazardous substance pursuant to
Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 United States Code Section 9601 et seg. (42 U.S.C. 9601) or
(h) defined as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. 1251 et. sea. or (i) listed pursuant to
Section 307 of the Federal Water Pollution Control Act (33 U.S.C. 1317) or (j) regulated under the Toxic Substances Control Act (15 U.S.C. 2601) et. seg.) or
(k) defined as a "hazardous material" under-Section 66680 or 66084 of Title 22 of the California Code of Regulations (Administrative Code (1) listed in the United States Department of Transportation Hazardous Materials Table (49 C.F.R. 172.101) or (m) listed by the Environmental Protection Agency as "hazardous materials"(40 C.F.R. Part 302) and amendments thereto. The term "Hazardous Material Laws" shall mean (i) all of the foregoing laws as amended from time to time and (ii) any other federal, state, or local law, ordinance, regulation, or order regulating Hazardous Materials.

        G. Notwithstanding anything to the contrary contained in this Lease, Landlord hereby represents to Tenant that, to the best of Landlord's knowledge: (i) the Premises, the Building and the Land and all operations conducted thereon prior to the Commencement Date by any person other than Tenant have been and are in compliance with all Hazardous Materials Laws; and (ii) any handling, transportation, storage, treatment, disposal, release or use of Hazardous Materials that has occurred on or about the Premises, the Building and the Land prior to the Commencement Date by any person other than Tenant has been in compliance with all Hazardous Materials Laws. Landlord further represents that, to the best of Landlord's knowledge, no litigation has been brought or threatened, nor any settlements reached with any governmental or private party, concerning the actual or alleged presence of Hazardous Materials on or about the Premises, Building or Land, nor has Landlord received any notice of any violation, or any alleged violation, of any Hazardous Materials Laws, pending claims or pending investigations with respect to the presence of Hazardous Materials on or about the Premises, Building or Land. Except to the extent that the Hazardous Material in question was released, emitted, used, stored, manufactured, transported or discharged by Tenant, or its agents, employees or contractors, in violation of Hazardous Materials Laws, Tenant shall not be responsible for and Landlord shall defend with counsel reasonably acceptable to Tenant and hold harmless Tenant from (i) any claim, remediation obligation, investigation obligation, liability, cause of action, penalty, attorneys' fee, cost, expense or damage owing or alleged to be owing to any third party with respect to any Hazardous Material present on or about the Premises, the Building or the Land, or the soil, groundwater or surface water thereof; or (ii) the removal, investigation, monitoring or remediation of any Hazardous Material present on or about the Premises, the Building or the Land, or the soil, ground water or surface water thereof, and in any of the foregoing cases without regard to whether the Hazardous Materials were present on the Premises, the Building or the Land as of the Commencement Date or whether the presence of the Hazardous Materials was caused by any person other than Landlord. Landlord's representations under this Paragraph shall survive the termination of this Lease.

        H. Tenant's failure to comply with any of the requirements of this Paragraph regarding the storage, use, disposal, or transportation of Hazardous Materials, or Tenant's bringing any Hazardous Materials on the Premises, Building or Land, without Landlord's consent shall be an Event of Default as defined in this Lease. The obligations of Landlord and Tenant under this Paragraph shall survive the expiration or earlier termination of the Lease Term. The rights and obligations of Landlord and Tenant within respect to issues relating to Hazardous Materials are exclusively established by this Paragraph. In the event of any inconsistency between any other part of this Lease and this Paragraph, the terms of this Paragraph shall control.

21.     ALTERATIONS AND IMPROVEMENTS.

        A. BY TENANT. Except for non-structural alterations not exceeding the sum of Twenty Five Thousand Dollars ($25,000.00) per work of alteration, Tenant shall not make any alterations to or modifications of the Leased Premises or construct any improvements to or within the Leased Premises without Landlord's prior written approval, and then not until Landlord shall have first approved in writing, the plans and specifications therefore, which approval shall not be unreasonably withheld or delayed. All such modifications, alterations or improvements, once so approved, shall be made, constructed or installed by Tenant at Tenant's expense, using a licensed contractor first reasonably approved by Landlord, in substantial compliance with the Landlord-approved plans and specifications therefore. All work under taken by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using new materials of good quality. Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until (i) all required governmental approvals and permits have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at least five business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and (iv) if requested by Landlord, Tenant shall have obtained contingency liability and broad form builder's risk insurance in an amount reasonably satisfactory to Landlord to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Paragraph 11 hereof.

        As used in this Paragraph, the term "modifications, alterations and/or improvements" shall include, without limitation, the installation of additional electrical outlets, overhead lighting, fixtures, drains, sinks, partition doorways, or the like.

        B. Ownership of Improvements: All modifications, alterations or improvements made or added to the Premises by Tenant (other than Tenant's inventory, equipment, movable furniture, wall decorations and trade fixtures) shall be deemed real property and a part of the Premises, but shall remain the property of Tenant during the Lease Term, and Tenant shall be entitled to all tax benefits therefor. Any such modifications, alterations or improvements, once completed, shall not be altered or removed from the Premises during the Lease Term without Landlord's written approval first obtained in accordance with the provisions of Article 21A. above. At the expiration or sooner termination of this Lease, all such modifications, alterations and improvements (other than Tenant's inventory, equipment, movable furniture, wall decorations and trade fixtures) shall automatically become the property of Landlord and shall be surrendered to Landlord as a part of the Premises unless Landlord shall have notified Tenant in writing at the time that Landlord consents to the alteration that Landlord will require Tenant to remove any of such modifications, alterations or improvements, in which case Tenant shall so remove same. Notwithstanding the foregoing, Tenant shall construct certain improvements to the Premises at its cost, and at the time that Tenant submits plans and specifications for the improvements in compliance with the provisions of Paragraph 21.A. hereof, Tenant shall notify Landlord what improvements, if any, that Tenant will remove from the Premises upon the expiration or earlier termination of this Lease. If Tenant does remove alterations, Tenant shall repair any damage caused by the removal. Landlord shall have no obligation to reimburse Tenant all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord. All modifications, alterations or improvements which are installed or constructed on or attached to the Premises by Landlord at Landlord's expense shall be deemed real property, and a part of the Premises and shall be the property of Landlord. All lighting, plumbing, electrical, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Premises and not trade fixtures of Tenant.

        C. ALTERATIONS. At its sole cost, Tenant shall make all modifications, alterations, and improvements to the Premises that are required by any Law because of (i) Tenant's particular use or occupancy of the Premises or the Building, (ii) Tenant's application for any permit or governmental approval, or (iii) Tenant's making of any modifications, alterations or improvements to or within the Premises. If Landlord shall, at any time during the Lease Term, (i) be required by any governmental authority to make any modifications, alterations or improvements to the Building or the Project, (ii) modify the existing (or construct or replace additional) capital improvements or provide Building service equipment for the purpose of reducing the consumption of utility services or project maintenance costs for the Building, Tenant's Share of the cost incurred by Landlord in making such modifications, alterations, or improvements, including a ten percent (10%) per annum cost of money factor, shall be amortized by Landlord over the useful life of such modifications, alterations, or improvements, as determined in accordance with generally accepted accounting standards, and the monthly amortized cost of such modifications, alterations and improvements as so amortized during the term shall be considered Additional Rent.

        D. LIENS. Tenant shall keep the Premises, the Building and the Land free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Premises. If any such claim of lien is recorded against Tenant's interest in this Lease, the Leased Premises, the Building or the Project, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within twenty (20) days after the same has been so recorded.

22.     ASSIGNMENT AND SUBLETTING BY TENANT

        A. BY TENANT. Tenant shall not sublet the Leased Premises (or any portion thereof) or assign or encumber its interest in this Lease, whether voluntarily or by operation of Law, without Landlord's prior written consent first obtained in accordance with the provisions of this Article 22, which shall not be unreasonably withheld or delayed. Any attempted subletting, assignment or encumbrance without Landlord's prior written consent, at Landlord's election, shall constitute a default by Tenant under the terms of this Lease. The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this Article shall be deemed to be a waiver by landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment or encumbrance of Tenant's interest in this Lease.

        B. SALE OF STOCK. Subject to the provisions of Paragraph 22. F. hereof, if Tenant is a corporation, the sale during the Term of a controlling percentage of the capital stock of Tenant, shall be deemed a voluntary assignment of Tenant's interest in this Lease. The phase "controlling percentage" means the ownership of and the right to vote stock possessing more than fifty percent of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant's interest in this Lease.

        C. LANDLORD'S ELECTION. If Tenant shall desire to assign its interest under this Lease or to sublet the Leased Premises, Tenant must first notify Landlord, in writing, of its intent to so assign or sublet, not less than thirty (30) days in advance of the date it intends to so assign its interest in this Lease or sublet the Premises, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or sublessee, the proposed assignee's or sublessee's intended use of the Premises, a current financial statement of such proposed assignee or sublessee and the form of documents to be used in effectuating such assignment or subletting. Landlord shall have a period of fifteen (15) days following receipt of such notice within which to do one of the following: (a) terminate this Lease or, in the case of a sublease of less than all of the Premises, terminate this Lease as to that part of the Premises proposed to be so sublet, either (i) on the condition that the proposed Transferee immediately enter into a direct lease of the Premises with Landlord (or, in the case of a partial sublease, a lease for the portion proposed to be so sublet) on the same terms and conditions contained in Tenant's notice, or (ii) so that Landlord is thereafter free to lease the Premises (or, in the case of a partial sublease, the portion proposed to be so sublet) to whomever it pleases on whatever terms are acceptable to Landlord. Notwithstanding the foregoing, Tenant shall have the right to rescind its request for consent within five (5) business days after receipt of Landlord's notice to terminate, in which case this Lease shall continue in full force and effect. In the event Landlord elects to so terminate this Lease and Tenant does not rescind its request for consent to sublease or assign, then (i) if such termination is conditioned upon the execution of a lease between Landlord and the proposed Transferee, Tenant's obligations under this Lease shall not be terminated until such Transferee executes a new lease with Landlord, enters into possession, and commences the payment of rent, and (ii) if Landlord elects simply to terminate this Lease (or, in the case of a partial sublease, terminate this Lease as to the portion to be so sublet), the Lease shall so terminate in its entirety (or as to the space to be so sublet) fifteen (15) days after Landlord has notified Tenant in writing of such election. In the case of a partial termination of the Lease, the rent, Tenant's Share and Additional Rent shall be reduced to an amount which bears the same relationship to the original amount thereof as the area of that part of the Premises which remains subject to the Lease bears to the original area of the Premises. Landlord and Tenant shall execute a cancellation agreement with respect to this Lease to effect such termination or partial termination, or (b) if Landlord shall not have elected to cancel and terminate this Lease, to either (i) consent to such requested assignment or subletting subject to Tenant's compliance with the conditions set forth in Subparagraph D below or (ii) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably refused. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if; (i) the proposed assignee or subtenant has been required by any prior landlord, lender or governmental authority to clean up Hazardous Materials unlawfully discharged by the proposed assignee or subtenant; or (ii) if the proposed assignee or subtenant is subject to investigation or enforcement order or proceeding by any governmental authority in connection with the use, disposal or storage of a Hazardous Material in violation of Hazardous Materials Laws. During said fifteen day period, Tenant covenants and agrees to supply to Landlord, upon request, all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee.

        D. CONDITIONS TO LANDLORD'S CONSENT. If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment, subletting or encumbrance, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment, subletting or encumbrance made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of Landlord, which election may be exercised at any time following such a purported assignment, subletting or encumbrance but prior to the satisfaction of each of the stated conditions, shall constitute a material default by Tenant under this Lease giving Landlord the absolute right to terminate this Lease unless such default is promptly cured by satisfying in full each such condition by the assignee, sublessee or encumbrancer. The conditions are as follows:

                1. Landlord having approved in form and substance the assignment or sublease agreement (or the encumbrance agreement), which approval shall not be unreasonably withheld or delayed by Landlord if the requirements of this Article 22 are otherwise complied with.

                2. Each such sublessee or assignee having agreed, in writing to Landlord and its counsel and for the benefit of Landlord, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant (or, in the case of an encumbrance, each such encumbrancer having similarly agreed to assume, be bound by and to perform Tenant's obligation upon a foreclosure or transfer in lieu thereof).

                3. Tenant having fully and completely performed all of its obligations under the terms of this Lease through and including the date of such assignment or subletting.

                4. Tenant having reimbursed to Landlord all reasonable costs and attorneys fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting, assignment or encumbrance, not to exceed Seven Hundred Fifty Dollars ($750.00) per request.

                5. Tenant having delivered to Landlord a complete and fully executed duplicate original of such sublease agreement, assignment or encumbrance (as applicable) and all related agreements.

        E. EFFECT OF LANDLORD'S CONSENT. No subletting, assignment or encumbrance, even with the consent of Landlord, shall relive Tenant of its personal and primary obligation to pay rent and to perform all of the obligations to be performed by Tenant hereunder. Consent by Landlord to one or more assignments or encumbrances of Tenant's interest in this Lease or to one or more subletting of the Premises shall not be deemed to be a consent to any subsequent assignment, encumbrance or subletting. If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such an assignment or subletting shall have been ordered over the objection of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Subparagraph D above have been fully satisfied
(to the extent not then satisfied) by the assignee or sublessee.

        F. Tenant shall be entitled to retain all excess rents received in connection with any assignment or sublet approved by Landlord, or otherwise permitted without Landlord's consent pursuant to this Paragraph. Also, notwithstanding anything to the contrary contained in this Lease, Tenant, without

Landlord's prior written consent, may sublet the Premises or assign this Lease to: (i) a subsidiary, affiliate, franchisee, division or corporation controlling, controlled by or under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation, non-bankruptcy reorganization or government action; or (iii) a purchaser of substantially all of Tenant's assets.

23.     LIMITATION ON LANDLORD'S LIABILITY AND RELEASE.

        A. LIMITATION ON LANDLORD'S LIABILITY AND RELEASE. Landlord shall not be liable to Tenant for, and Tenant hereby releases Landlord and its partners and officers from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant, its agents, employees, contractors or invitees, any damage to Tenant's property: or any loss to Tenant's business, loss of Tenant's profits or other financial loss of Tenant resulting from or attributable to the condition of, the management of, the maintenance of, or the protection of the Premises, the Building or the Land, including, without limitation, any such injury, damage or loss resulting from
(i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to Building or the Premises; (ii) the vandalism or forcible entry into the Building or the Premises; (iii) the penetration of water into or onto any portion of the Premises through roof leaks or otherwise; (iv) the failure to provide security and/or adequate lighting in or about the Building or the Premises; (v) subject to the provision of Paragraph 2.A.2. the failure of any mechanical systems to function properly (such as the HVAC systems); or (vi) the blockage of access to any portion of the Building or the Premises, except to the extent such damage was caused by (A) Landlord's negligence or willful misconduct, or that of Landlord's agents, employees, contractors or invitees, or (B) Landlord's failure to perform an obligation expressly undertaken pursuant to this Lease but only if Tenant shall have given Landlord prior written notice to perform such obligation and Landlord shall have failed to perform such obligation within thirty (30) days (or, if the obligation is not capable of being cured within thirty (30) days, Landlord fails to commence to cure within the thirty (30) day period or thereafter fails to diligently pursue the cure to completion) following receipt of written notice from Tenant to so perform such obligation.

24. HOLDING OVER. This Lease shall terminate without further notice at the expiration of the Lease Term, subject to the provisions of Paragraph 36 hereof. Any holding over by Tenant after expiration shall not constitute a renewal or extension or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after the expiration with the consent of Landlord shall be construed to be a tenancy from month to month, at one hundred fifty percent (150%) of the existing Rent, and shall otherwise be on the terms and conditions herein specified insofar as applicable.

25. NOTICES. Any notice required or desired to be given under this Lease shall be in writing with copies directed as indicated below and shall be personally served or given by mail. Any notice given by mail shall be deemed to have been given when the return receipt is signed by way of certified or registered U.S. mail. At the date of execution of this Lease, the address of Landlord is:

          PNB Investors
          2251 Alvarado Street
          San Leandro, CA 94577

and the address of Tenant is:

          Tessera Corporation
          3099 Orchard Drive
          San Jose, CA 95134
          Attention:
                    ------------------------------

26. ATTORNEY'S FEES. In the event either party shall bring any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover rent, to terminate the tenancy of the Premises, or to enforce, protect or establish any term or covenant of this Lease or right or remedy of either party, the prevailing party shall be entitled to recover as a part of such action or proceedings, reasonable attorneys' fees and court costs, for appeal, as may be fixed by the court or jury.

27. NONASSIGNMENT. Landlord's waiver or consent to any subletting hereunder shall not relieve Tenant from any obligation under this Lease unless the consent shall so provide.

28. SUCCESSORS. The covenants and agreements contained in this Lease shall be binding on the parties hereto and on their respective successors in interest.

29. MORTGAGEE PROTECTION. In the event of any default on the part of Landlord, of which Tenant is made aware, Tenant will use its reasonable efforts to give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage, encumbering the Premises whose address shall have been furnished it, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure.

30.     LANDLORD LOAN OR SALE. Tenant agrees promptly but no later than thirty
(30) days following request by Landlord to (A) execute and deliver to Landlord any documents, including estoppel certificates presented to Tenant by Landlord,
(i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or if there are uncured defaults, stating the nature and status of such defaults, and
(iii) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Premises or a purchaser of the Premises from Landlord and (B) to deliver to Landlord the current financial statements of Tenants certified by Tenant to be true and correct, including a balance sheet for the most recent prior fiscal year all prepared in accordance with generally accepted accounting principles consistently applied. The only financial statement that Tenant shall be required to deliver to Landlord pursuant to this clause shall be a current balance sheet with the opinion of a certified public accountant, if available, and Tenant shall only be required to deliver such financial statement when Landlord is engaged in negotiations for a bona fide sale or refinancing of the Premises. Landlord shall keep confidential all such financial information received from Tenant except as such information is required to be disclosed in connection with the proposed sale or refinancing. Tenant's failure to deliver an estoppel certificate within thirty (30) days following such request shall be conclusive upon Tenant (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord (b) that there are now no uncured defaults in Landlord's performance and (c) that no rent has been paid in advance except those that are set forth in this Lease. Landlord agrees to secure from Lender, a non-disturbance agreement to the effect that so long as Tenant is not in material, uncured default of this lease, Tenant shall be allowed undisturbed possession of the Premises according to the terms, covenants and conditions contained herein.

31. SURRENDER OF LEASE NOT MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenants, or operate as an assignment to Landlord of any or all such subleases of subtenants.

32. WAIVER. The waiver of Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained.

33. WASTE. QUIET CONDUCT AND ENJOYMENT. Tenant shall not commit, or suffer to be committed, any waste upon the Premises, or any nuisance, or other acts or things which may disturb, the quiet enjoyment of any occupants of neighboring properties. Landlord shall not unlawfully disturb the quiet enjoyment of Tenant.

34. SIGNS. Tenant shall not place or permit to be placed any sign or decoration on the land or the exterior of the Building, including the roof, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Tenant, upon notification by Landlord shall immediately remove any sign or decoration that Tenant has placed or permitted to be placed on the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed and if Tenant fails to so remove such sign or decoration within five (5) days after Landlord's request, Landlord may enter upon the Premises and remove said sign or decoration and Tenant agrees to pay to Landlord, as additional rent, the cost of such removal. Tenant shall be allowed to have an identification sign in the common area landscaping area, of at least 32 square feet, such sign to be placed on a sign platform already in place on the Land. Such sign shall conform to all municipal codes and' be approved by Landlord prior to installation.

35. WAIVER OF SUBROGATION. Landlord hereby releases Tenant and Tenant hereby releases Landlord and their respective officers, agents, employees and servants, from any and all claims and demands for damage, loss, expense or injury to the Premises, or to the furnishings and fixtures and equipment or inventory or other property of either Landlord or Tenant in, about, or upon the Premises, as the case may be, which is caused by or results from perils, events or happenings which are the subject of insurance carried by the Landlord or Tenant and in force at the time of any such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby or the expense of such insurance is not thereby increased.

36.     OPTION TO RENEW.

        A. Provided that Tenant has not been in material default under the terms of this Lease beyond applicable cure periods, Tenant shall have one (1) option to renew the term of this Lease, the option being for the term of five
(5) additional years. The option shall be exercised only by written notice delivered to Landlord at least one hundred twenty (120) days prior to the expiration date of Lease Term. In all respects, the terms, covenants and conditions of this Lease shall remain unchanged during the option period, except that the rental amount shall be adjusted at the commencement of the option term in accordance with paragraph B below.

        B. For purposes of adjusting the rental amount during the option term, the following shall apply:

                1. "Index" shall mean the consumer price index for all urban consumers for the San Francisco/Oakland metropolitan areas as published by the United States Department of Labor, Bureau of Labor Statistics (1982-84).

                2. "Initial Index" shall mean the index existing at the commencement date of the Lease term hereof.

                3. "First Option Index" shall mean the index existing at the commencement of the first option period.

                4. Commencing with the first day of the option period of this lease, the monthly installment shall be increased to the sum equal to the product obtained by multiplying the monthly installment paid during the first five year period of the lease term hereof (1st through 60th month) by the quotient obtained by dividing the Index at the commencement of the 1st month of the lease term hereof into the first option Index, provided, however, that in no event shall the monthly installment paid during the first option period be more than 150% of the monthly installment paid during the 1st through 60th month of the lease term hereof, or less than, the monthly installment paid during the 60th through the 120th month of the lease term hereof.

                If at the commencement of the Option Period, the Department of Labor is not maintaining such Consumer Price Index tables, then the percentage of base so indicated by the United States government tables then most nearly corresponding thereto, shall be used for computing the increase in the Monthly Installment. If the parties are unable to agree as to the tables which shall be used for such calculation, the matter shall be resolved by arbitration administered by and in accordance with the rules of the American Arbitration Association in San Jose, California, using one arbitrator acceptable to Landlord and Tenant, provided that the arbitrator selected have at least ten (10) years experience in real estate development or real estate appraisal business.

37.     GENERAL.

        A. The paragraph headings used in this Lease are for the purposes of convenience only. They shall not be construed to limit or extend the meaning of any part of this Lease.

        B. The term Landlord as used in this Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title of the Premises, and in the event of any transfers or transfers of the title of such fee the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall after the date of such transfer or conveyance be automatically freed and relieved of all liability with respect to performance of any covenants or obligations on the part of Landlord contained in this Lease, thereafter to be performed; provided, that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee and further provided that a subsequent Landlord is capable and able to perform according to the terms and obligations contained in this Lease. It being intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding upon each Landlord, its heirs, personal representatives, successors and assigns only during its respective period of ownership.

        C. Any executed copy of this Lease shall be deemed an original for all purposes. Notwithstanding the foregoing, this Lease may be executed in counterparts, each of which, when taken together, shall constitute one fully-executed document.

        D. Time is of the essence of the performance of each term, covenant and condition of this Lease.

        E. In case any one or more of the provisions contained herein, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein. This Lease shall be construed and enforced in accordance with the laws of the State of California.

        F. Whenever the Lessor's prior consent, approval or permission is referred to herein as a condition or requirement, same shall not be unreasonably withheld.

        G. All references to attorney's fees, costs and expenses herein shall be deemed to be reasonable attorney's fees, costs and expenses.

        H. Landlord's liability under the terms of this Lease insofar as such liability relates to the obligation of Landlord to perform under the terms and conditions herein contained shall be limited to the net worth of the partnership so long as such net worth is equal to or better than that which exists at the present time, and shall not extend to the personal assets of the individuals hereunder.

38.     CORPORATE AUTHORITY BROKERS ENTIRE AGREEMENT.

        A. Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State in which the leased Premises are located, that Tenant has the full right and legal authority to enter into this Lease, that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the bylaws and/or a board of directors' resolution of Tenant, and that this Lease is binding upon Tenant in accordance with its terms. If Landlord so requests, Tenant shall, within thirty days after execution of this Lease, deliver to Landlord a certified copy of the resolution of its board of directors authorizing or ratifying the execution of this Lease.

        B. BROKERAGE COMMISSIONS Landlord and Tenant warrant to the other that neither has had any dealings with any real estate broker(s), leasing agent(s), finder(s), or salesmen, with respect to the lease by Tenant of the Premises pursuant to this Lease, and that each will indemnify, defend with competent counsel, and hold the other harmless from any liabilities for the payment of any real estate brokerage commissions, leasing commissions or finder's fees claimed by any real estate broker(s), leasing agent(s), finder(s) or salesmen to be earned or due and payable by reason of the indemnifying party's agreement or promise (implied or otherwise) to pay (or have Landlord pay) a commission or finder's fee by reason of Tenant's leasing the Premises.

        C. ENTIRE AGREEMENT. This Lease, the Exhibits and the Addenda, which Exhibits and Addenda are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, except as expressed herein. No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.

        D. LANDLORD'S REPRESENTATIONS. Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Project, the Building or the Leased Premises, upon which Tenant relied in entering into this Lease, which are not expressly set forth in this Lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant's intended use under existing Law or (ii) the suitability of the Leased Premises for the conduct of Tenant's business or (iii) the exact square footage of the Leased Premises, and that Tenant relied solely upon its own investigations respecting said matters.

39. WAIVER OF SUBROGATION. Notwithstanding anything to the contrary contained in this Lease, the parties hereto release each other and their respective agents, employees, successors, assigns and subtenants from all liability for injury to any person or damage to any property that is caused by or results from a risk which is actually insured against, which is required to be insured against under this Lease or which would normally be covered by the standard form of full replacement value "all risk, extended coverage" casualty insurance, without regard to the negligence or willful misconduct of the entity so released. Each party shall use its best efforts to cause each insurance policy it obtains to provide that the insurer thereunder waives all right of recovery by way of subrogation as required herein in connection with any injury or damage covered by the policy. If the insurance policy cannot be obtained with the waiver of subrogation, or if the waiver of subrogation is available only at additional cost and the party for whose benefit the waiver is not obtained does not pay the additional cost, then the party containing the insurance immediately shall notify the other party of that fact.

40. LIGHTING - SEISMIC SUPPORTS. Not later than sixty (60) days after the Commencement Date, Landlord, at its sole cost and expense, shall ensure that any fluorescent lighting in the Premises that is attached to false ceilings shall be in compliance with all applicable state and local building and seismic codes and regulations.

41. PARKING LOTS. Landlord and Tenant acknowledge that draining in the parking lots surrounding the Building is poor, and that during the rainy season the parking lots are flooded, making them inaccessible. Landlord shall use reasonable, good faith efforts, at no cost to Tenant, to work with the local or regional governmental authorities to facilitate satisfactory draining of the parking lots.

42. DAMAGED LAB AREA(S). Landlord and Tenant acknowledge that Raychem Corporation, the previous tenant in the Additional Space, is responsible, pursuant to its lease with Landlord's predecessor-in-interest, for the restoration of the damaged laboratory and adjacent areas located in the Additional Space. Not later than forty five (45) days after the Commencement Date, Landlord shall have obtained from Raychem Corporation restoration of the damaged area(s) to the reasonable satisfaction of Tenant, or, in the alternative, Landlord shall provide to Tenant the monetary equivalent necessary to restore the damaged areas to Tenant's reasonable satisfaction.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease.

AS LANDLORD:                           AS TENANT:

PNB INVESTORS, A Limited               TESSERA CORPORATION
Partnership

By: /s/ G. HOWARD PETERSON             By: /s/ [SIGNATURE ILLEGIBLE]
    ----------------------------           ----------------------------

Title: General Partner                 Title: President & CEO

By:                                    By:
    ----------------------------           ----------------------------

Title:                                 Title:
    ----------------------------           ----------------------------

Dated: 5-24-95                         Dated: 5-16-95

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. This Lease must be executed by the chairman of the board, president or vice president, and the secretary, assistant secretary, the chief financial officer or assistant treasurer, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event a certified copy of the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

                                   EXHIBIT B


                                   SITE PLAN

                         Tessera Additional Space Plan